Exhibit 1.1

PSIVIDA CORP.

4,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

January 7, 2016

Ladenburg Thalmann & Co. Inc.

As Representative of the several

Underwriters named in Schedule I hereto

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

pSivida Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representative (the “Representative”), (i) 4,000,000 shares (the “ Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) the grant by the Company to the Underwriters of the option described in Section 1 hereto to purchase, severally and not jointly, all or any part of 440,000 shares of Common Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”) . The respective amounts of the Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (No. 333-208155), and such amendments thereof to the date of this Agreement. Copies of each such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it became effective (each such date being referred to herein as an “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430B of the Rules, as well as any successor registration statement filed by the Company for the sale of its Common Stock, including the Shares. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (each a “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include any such 462(b) Registration

Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430B of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules. Reference made herein to any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus, the Statutory Prospectus, or the Prospectus, as the case may be, or thereafter, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the date of this Agreement as the Underwriters deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $3.76 per share (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b) In addition, the Company grants to the Underwriters an option to purchase up to 440,000 additional Option Shares. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Shares at the Purchase Price (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Shares to be sold on such Closing Date as the number of shares of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Shares.

(c) Payment of the aggregate Purchase Price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, New York, NY 10022, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment is called the “Initial Closing Date”).

(d) The option for the Option Shares granted in Section 1 will expire thirty (30) days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 1 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the shares of Option Shares are to be registered, the denominations in which the shares of Option Shares are to be issued and the date and time, as determined by the Representative, when the shares of Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date nor earlier than the second (2nd) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised. Each date and time the shares of Option Shares are delivered is sometimes referred to as an “Option Share Closing Date”, and the Initial Closing Date and any Option Share Closing Date are sometimes each referred to as a “Closing Date”.

(e) Payment for the Firm Shares and Option Shares, if any, shall be made to the Company by wire transfer of immediately available funds against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Firm Shares and Option Shares, if any, to be purchased by them.

(f) The Firm Shares and Option Shares, if any, shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the applicable Closing Date and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters. The Company will cause the certificates representing the Firm Shares and Option Shares, if any, to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the applicable Closing Date.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to each Underwriter, as of the date hereof, as follows:

(i) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules, conformed in all material respects to the requirements of the Securities Act and the Rules, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, information relating to any Underwriter furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the statements made in the fourth, eleventh and seventeenth paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(ii) Registration Statement. The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 under the Rules. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii) Compliance with Securities Act Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed Effective Time), and at all other subsequent times until the last Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to any Underwriters furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriter Information.

(iv) Contents of Prospectus. The Prospectus, as amended or supplemented, as of its date, and the time of first use within the meaning of the Rules, at all subsequent times until the last Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to any Underwriters furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriter Information.

(v) Incorporated Documents. Each of the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Not an Ineligible Issuer. (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (2) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiaries of the Company listed in Schedule V hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(vii) General Disclosure Package. As of the Applicable Time (as defined below), neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, which information the parties hereto agree is limited to the Underwriter Information. As used in this paragraph and elsewhere in this Agreement:

(1) “Applicable Time” means 8:00 a.m. (New York City time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

(2) “Statutory Prospectus” means the Preliminary Prospectus, if any, and the base prospectus relating to the Shares included as part of the Registration Statement, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares, including any electronic road show, that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(viii) Conflict with the Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the last Closing Date or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iv), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.

(ix) Free Writing Prospectuses. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the last Closing Date, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(x) Distributed Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials, if any, permitted under the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(f) of this Agreement.

(xi) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except (A) for such adjustments to accounting standards and practices as are noted therein and (B) in the case of unaudited interim financial statements, to the extent that they may not include footnotes or may be condensed or summary statements and are subject to normal year-end adjustments); and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus.

(xii) Independent Accountants. To the Company’s knowledge, Deloitte & Touche LLP (the “Auditor”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of, or incorporated by reference in, the Registration Statement and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(xiii) Organization. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect upon the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).

(xiv) Absence of Material Changes. Except as contemplated in the General Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change permitted pursuant to this Agreement, including without limitation a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries other than the issuance of options to employees in the ordinary course of business, or as would result in a Material Adverse Effect.

(xv) Legal Proceedings. Except as set forth in the General Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, that, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Effect.

(xvi) Contracts. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the General Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules that have not been so described or filed.

(xvii) Due Authorization and Enforceability. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xviii) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, (b) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (c) the Company’s charter or by-laws, or (d) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, other than, with respect to clauses (a), (b) and (d) above, any conflict, breach, default or violation that would not have a Material Adverse Effect.

(xix) No Consents Required. Except for the registration of the Shares under the Securities Act, including as may be required with respect to the listing of the Shares on the Nasdaq Global Market or as may be required under state securities or blue sky laws in connection with the offering or that would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing with, any court or governmental administrative or regulatory agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated thereby, including the issuance and sale of the Shares.

(xx) Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders. The Company has an authorized and, as of the dates therein, outstanding capitalization as set forth in the Registration Statement, in the General Disclosure

Package and in the Prospectus. The capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the General Disclosure Package and in the Prospectus. All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the General Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. As of December 31, 2015, there were 6,254,526 shares of Common Stock issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities, other than securities issued pursuant to the Company’s equity incentive plans.

(xxi) The Shares. The Shares, when delivered by the Company pursuant to this Agreement, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.

(xxii) Preemptive Rights. There are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Stock or other securities of the Company pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.

(xxiii) Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

(xxiv) Lock-Up Agreements. Prior to the Initial Closing Date, the Company shall have received copies of the executed Lock-Up Agreements, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) executed by each entity or person listed on Schedule IV hereto, and such Lock-Up Agreements shall be in full force and effect on the Initial Closing Date.

(xxv) Permits. The Company and each of its Subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where non-compliance or failure to be valid and in full force and effect would not have a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where non-compliance would not have a Material Adverse Effect.

(xxvi) Good Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Registration Statement, in the General Disclosure Package and in the Prospectus as being owned by them other than Intellectual Property, which is covered by Section 2(a)(xxvii) hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the General Disclosure Package, except as would not have a Material Adverse Effect. To the knowledge of the Company, any real property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries, except as would not have a Material Adverse Effect.

(xxvii) Intellectual Property. Except as otherwise disclosed in the Registration Statement, General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, and except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries have received any written notice of any claim of infringement or conflict that asserted Intellectual Property Rights of others (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; and (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or on any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except, in each case, for such violations as would not have a Material Adverse Effect.

(xxviii) No Violation. Neither the Company nor any of its Subsidiaries is (a) in violation of its respective charter or by-laws or (b) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject, other than, in the case of clause (b) above, any such breach, default or event that would not have a Material Adverse Effect.

(xxix) Taxes. Other than would not have a Material Adverse Effect, the Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes to the extent due which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith.

(xxx) Trading Market; Exchange Act Registration. Except as disclosed in the Registration Statement, in the General Disclosure Package, and in the Prospectus, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market nor has the Company received any notification that the Commission, the Nasdaq Global Market or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing. Except as disclosed in the Registration Statement, in the General Disclosure Package, and in Prospectus, the Company is in compliance in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion of the Common Stock thereon. The Company has filed a listing application with the Nasdaq Global Market in respect of the Shares.

(xxxi) Subsidiaries. Other than the Subsidiaries, and except as otherwise disclosed in the Registration Statement, in the General Disclosure Package and in the Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxxii) Accounting Controls. The Company maintains a system of internal accounting controls that have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, since the most recent assessment by management of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii) Broker’s Fee. Other than as contemplated by this Agreement or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxiv) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

(xxxv) Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and application of the net proceeds from the offering as set forth in the General Disclosure Package, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxvi) Use of Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, including General Instruction I.B.1, have been satisfied.

(xxxvii) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxviii) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the General Disclosure Package and in the Prospectus.

(xxxix) No Price Stabilization. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law.

(xl) No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xli) Defined Benefit Plans. Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and that has not adequately been corrected except as would not have a Material Adverse Effect. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(xlii) Compliance with Environmental Laws. The Company and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this Section 2(a)(xlii) as would not, individually or in the aggregate, have a Material Adverse Effect.

(xliii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Registration Statement, in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.

(xliv) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv) Minute Books. The minute books of the Company and any of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance

Committees) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Representative or counsel for the Underwriters. Each of such Corporate Records is substantially complete and accurately reflects, in all material respects, all actions at such meetings. All material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries requiring approval of the Board of Directors of the Company or the stockholders of the Company have been so approved and recorded in the Corporate Records of the Company and the Subsidiaries.

(xlvi) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments.

(xlvii) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(xlviii) Money Laundering Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the operations of the Company and its Subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(xlix) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee, the composition of which satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 5605(c)(2) of the Nasdaq Marketplace Rules) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 5605(c)(1) of the Nasdaq Marketplace Rules).

(l) OFAC. Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(li) Shareholder Approval. No approval of the shareholders of the Company under the rules and regulations of any trading market (including Rule 5635 of the Nasdaq Marketplace Rules) is required for the Company to issue and deliver the Shares to the Underwriters.

(b) Any certificate signed by any officer of the Company and delivered hereunder to the Representative or to counsel for the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. Conditions of the Underwriters’ Obligations. The obligation of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of either of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. If the Company has elected to rely upon Rule 430B, Rule 430B information previously omitted from the effective Registration Statement pursuant to Rule 430B shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430B.

(c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein required to be performed or satisfied by the Company; (iii) in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e) The Representative shall have received on each Closing Date a signed letter from the Auditor addressed to the Representative and dated for such Closing Date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Representative shall have received on each Closing Date from Ropes & Gray LLP, counsel for the Company, an opinion letter and a negative assurance letter, addressed to the Representative and dated such Closing Date, in form and substance previously agreed with the Representative.

(g) The Representative shall have received on each Closing Date from Goodwin Procter LLP, counsel for the Underwriters, an opinion and negative assurance statement, addressed to the Representative and dated such Closing Date, with respect to the validity of the Shares, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(i) The Representative shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule IV hereto.

(j) The Shares shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(k) The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, (i) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, there shall not have been any material change in the capital stock of the Company (other than as a result or the exercise of outstanding stock options) or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or would reasonably be expected to have a Material Adverse Effect, (iv) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, there shall not have been a Material Adverse Effect that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Shares as contemplated hereby.

(l) On each Closing Date, the Company shall have furnished to the Representative a Secretary’s Certificate attaching true and complete copies of the resolutions adopted by the Board of Directors of the Company or the Pricing Committee of the Board of Directors of the Company relating to the issuance, offering and sale of the Shares, the Certificate of Incorporation of the Company and the By-Laws of the Company; and certifying the due appointment of any of the Company’s officers to execute this Agreement and other documents or certificates to be delivered to the Representative.

(m) The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents customarily furnished in similar offering transactions as the Representative shall have reasonably requested.

4. Covenants and other Agreements of the Company and the Underwriters.

(a) The Company covenants and agrees as follows:

(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to obtain as soon as possible the withdrawal of any stop order. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii) If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or includes an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall make generally available to its security holders and to the Representative as soon as practicable an earnings statement, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or any dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval Syatem, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Representative and counsel for the Underwriters in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix) Without the prior written consent of the Representative, for a period of 60 days after the date of this Agreement, the Company shall not offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, other than (i) the Company’s sale of the Shares to the Underwriters pursuant to this Agreement; (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the General Disclosure Package and the Prospectus, or (iii) issuances of Common Stock pursuant to valid exercises or conversions of options, warrants, convertible securities or rights outstanding on the date hereof. Notwithstanding the foregoing, the Company represents and warrants that Common Stock issued or issuable pursuant to clause (ii) above shall be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period. For the avoidance of doubt, in no event shall the restrictions contained in this Section 4(i)(x) be construed to prevent the Company from registering shares for resale by investors pursuant to existing registration rights.

(x) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq Global Market (including any required registration under the Exchange Act).

(xi) Prior to the last Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(b) The Company agrees to pay the following costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (i) costs and expenses relating to the preparation, printing, reproduction filing and distribution of the Registration Statement, including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) costs and expenses relating to the preparation and delivery of certificates for the Shares to the Underwriters; (iii) fees relating to the registration or qualification of the Shares for offer and sale under the Securities Act or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii); (iv) costs and expenses relating to the furnishing (including costs of shipping and mailing) to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering; (vi) fees relating to the inclusion of the Shares for listing on the Nasdaq Global Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters and (viii) reimbursement of reasonable fees and expenses of Underwriters’ counsel related to the public offering of the Shares and the performance of the obligations of the Underwriters under this Agreement, in an amount not in excess of $75,000 in the aggregate.

(c) The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d) If requested by the Representative, the Company will prepare a final term sheet relating to the Shares, containing only information that describes the final terms of the Shares and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Shares. Any such final term sheet shall be an Issuer Free Writing Prospectus for purposes of this Agreement.

(e) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from or based upon any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or in any Marketing Materials or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel of the indemnified party shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then the indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Firm Shares to be purchased on the Initial Closing Date by the Representative by notifying the Company at any time at or before the Initial Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or, in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Common Stock or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the NYSE Amex or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriters, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder, subject to the limitations set forth in Section 4(b) and (z) no Underwriter who fails or refuses to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares that remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus), and the Company agrees to file promptly any amendments to the Registration Statement, the General Disclosure Package or the Prospectus that in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares that remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at any Closing Date, then this Agreement shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company to the non-defaulting Underwriter, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or e-mail if subsequently confirmed in writing, (a) if to the Underwriters, c/o Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, New York, NY 10022 Attention: David Strupp, email: dstrupp@ladenburg.com, with a copy to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, Attention: Michael D. Maline, Esq., email: mmaline@goodwinprocter.com, and (b) if to the Company, to pSivida Corp., 400 Pleasant Street, Watertown, MA 02472, Attention: General Counsel, email: lfreedman@psivida.com, with a copy to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199, Attention: Patrick O’Brien, Esq., email: Patrick.OBrien@ropesgray.com.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

PSIVIDA CORP.

By:	/s/ Lori Freedman
Lori Freedman
Vice President, Corporate Affairs and General Counsel

Confirmed:

LADENBURG THALMANN & CO. INC.
Acting on behalf of itself and as Representative of the several Underwriters named in Schedule I annexed hereto.

By:	/s/ David J. Strupp, Jr.
Name: David J. Strupp, Jr.
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Name	Number of Firm Shares to Be Purchased	Number of Shares to Be Purchased
Ladenburg Thalmann & Co. Inc.	2,400,000	264,000
Northland Securities, Inc.	1,600,000	176,000

SCHEDULE II

Pricing Information

Purchase Price Per Share:	$3.76
Number of Firm Shares Offered:	4,000,000
Number of Option Shares Offered:	440,000
Underwriting Discount:	6.0%
Closing Date:	January 12, 2016

SCHEDULE III

Issuer Free Writing Prospectuses

None.

SCHEDULE IV

Entities and Persons Executing Lock-Up Agreements

David J. Mazzo

Paul Ashton

Leonard S. Ross

Douglas Godshall

Paul A. Hopper

Michael Rogers

Peter Savas

Lori Freedman

SCHEDULE V

Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation
pSivida US, Inc.	Delaware
pSiMedica Limited	United Kingdom
pSivida Securities Corporation	Massachusetts

EXHIBIT A

Form of Lock-Up Agreement

A-1

Form of Lock-Up Agreement

January             , 2016

Ladenburg Thalmann & Co. Inc.

520 Madison Avenue

New York, New York 10022

Re: Public Offering of pSivida Corp.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.001 (“Common Stock”), or rights to acquire Common Stock, of pSivida Corp. (the “Company”) understands that you, as the underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by you of shares of Common Stock (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of your agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and you that, without your prior written consent, the undersigned will not, during the period ending 60 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without your prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) distributions of shares of Common Stock to general or limited partners, members, shareholders, affiliates or wholly owned subsidiaries of the undersigned or any investment fund or other entity controlled or managed by the undersigned, (C) transfers or dispositions of shares of Common Stock or such other securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value,

(D) transfers or dispositions of shares of Common Stock or such other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (E) transfers or dispositions of shares of Common Stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (F) transfers or sales pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company that is recommended or approved by the board of directors of the Company, or (G) sales or transfers made pursuant to a trading plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Letter Agreement (and any related filings in connection with such sale or transfer that are required under the Exchange Act, provided that any such filings shall indicate by footnote disclosure or otherwise that such sale or transfer was made in connection with such trading plan); provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D) or (E), each donee or distributee shall execute and deliver to you a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (E), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this Letter Agreement, the undersigned may, without your prior written consent, (i) exercise an option to purchase shares of Common Stock granted under any stock-based compensation plan of the Company utilizing any “broker-assisted cashless” or “net-exercise” provision and (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan described in this clause (ii) does not provide for any transfers of Common Stock during the Lock-Up Period or any extension thereof pursuant to this Letter Agreement and provided, further, that no filing with the United States Securities and Exchange Commission or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith.

In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Company advises you in writing that it has determined not to proceed with the offering or the Underwriting Agreement does not become effective prior to January 31, 2016, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that you are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Signature Page Follows]

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

NAME:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]